

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC form
10-Q and is qualified in its entirety by reference to such financial statements.
The  financial   statements  are  unaudited  but,  in  the  opinion  of  PSE&G's management,  reflect  all  adjustments,  consisting  only  of  normal  recurring accruals, necessary for a fair presentation.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                               3-MOS
<FISCAL-YEAR-END>                                  DEC-31-1996
<PERIOD-START>                                     JAN-01-1997
<PERIOD-END>                                       MAR-31-1997
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                           11,134,651
<OTHER-PROPERTY-AND-INVEST>                            542,218
<TOTAL-CURRENT-ASSETS>                               1,450,157
<TOTAL-DEFERRED-CHARGES>                             1,751,392
<OTHER-ASSETS>                                               0
<TOTAL-ASSETS>                                      14,878,418
<COMMON>                                             2,563,003
<CAPITAL-SURPLUS-PAID-IN>                              594,395
<RETAINED-EARNINGS>                                  1,370,816
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       4,528,214
<PREFERRED-MANDATORY>                                  663,000
<PREFERRED>                                             94,523
<LONG-TERM-DEBT-NET>                                 4,005,958
<SHORT-TERM-NOTES>                                           0
<LONG-TERM-NOTES-PAYABLE>                                    0
<COMMERCIAL-PAPER-OBLIGATIONS>                         542,529
<LONG-TERM-DEBT-CURRENT-PORT>                          500,000
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                             52,173
<LEASES-CURRENT>                                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                       4,492,021
<TOT-CAPITALIZATION-AND-LIAB>                       14,878,418
<GROSS-OPERATING-REVENUE>                            1,694,317
<INCOME-TAX-EXPENSE>                                   103,501  <F1>
<OTHER-OPERATING-EXPENSES>                           1,299,812
<TOTAL-OPERATING-EXPENSES>                           1,402,198
<OPERATING-INCOME-LOSS>                                292,119
<OTHER-INCOME-NET>                                    (51,004)
<INCOME-BEFORE-INTEREST-EXPEN>                         241,115
<TOTAL-INTEREST-EXPENSE>                               105,903  <F2>
<NET-INCOME>                                           140,023
<PREFERRED-STOCK-DIVIDENDS>                              3,872
<EARNINGS-AVAILABLE-FOR-COMM>                          135,774
<COMMON-STOCK-DIVIDENDS>                               126,800
<TOTAL-INTEREST-ON-BONDS>                               83,830
<CASH-FLOW-OPERATIONS>                                 561,265
<EPS-PRIMARY>                                                0
<EPS-DILUTED>                                                0

<F1>State  Income  Taxes of $479 and Federal  Income  Taxes for Other  Income of
$1,115 were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and
Federal Income Taxes for Other Income are included in Other Income - Miscellaneous.
<F2>Total  interest  expense  includes
Preferred Securities Dividend  Requirements.

